Exhibit 99.1

NEWS	Contact: Jeremy Thigpen
(713) 346-7301

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

THIRD QUARTER 2014 EARNINGS

HOUSTON, TX, October 30, 2014 — National Oilwell Varco, Inc. (NYSE: NOV) today reported that for its third quarter ended September 30, 2014, it earned net income of $699 million, or $1.62 per fully diluted share, compared to second quarter ended June 30, 2014 net income of $619 million, or $1.44 per fully diluted share.

The third quarter 2014 fully diluted earnings per share includes ($0.14) per share for transaction charges and the amortization of intangible assets. Excluding these, operating (non-GAAP) earnings per fully diluted share for the third quarter of 2014 were $1.76 per share, compared to $1.61 per share in the second quarter of 2014, an increase of nine percent.

Revenues for the third quarter of 2014 were $5.59 billion, an increase of six percent from the second quarter of 2014 and an increase of 17 percent from the third quarter of 2013. Operating profit for the quarter, excluding non-recurring items, was $989 million, or 17.7 percent of sales. EBITDA for the quarter, excluding non-recurring items, was $1.21 billion, or 21.6 percent of sales, up six percent from the prior quarter.

Ending backlog for the third quarter of 2014 was $14.34 billion for the Company’s Rig Systems segment and $2.09 billion for the Company’s Completion & Production Solutions segment.

Clay Williams, Chairman, President and CEO of National Oilwell Varco, stated, “Thanks to outstanding execution by our employees, the Company posted strong results for its third quarter of 2014. We set new records for operating profit, EBITDA and earnings per share during the period on solid revenue gains from continuing operations. Looking forward, we are closely monitoring the potential impact of lower oil prices on our markets; nevertheless, our strong backlog, our growing aftermarket business supporting NOV equipment, our diverse product and service offering, our terrific team of employees and our strong balance sheet, all give us confidence in the bright long-term prospects for the Company. This confidence led us to announce, in the third quarter, an authorization to repurchase $3 billion in stock.”

Rig Systems

Third quarter revenues for the Rig Systems segment were $2.66 billion, an increase of 12 percent from the second quarter of 2014 and an increase of 29.0 percent from the third quarter of 2013. Operating profit for this segment was $533 million, or 20.0 percent of sales. EBITDA for this segment was $554 million, or 20.8 percent of sales. Revenue out of backlog for the segment was at $2.39 billion.

Backlog for capital equipment orders for the Company’s Rig Systems segment at September 30, 2014 was $14.34 billion, down 6.8 percent from the second quarter of 2014, and up 2.0 percent from the end of the third quarter of 2013. New orders during the quarter were $1.34 billion.

Rig Aftermarket

Third quarter revenues for the Rig Aftermarket segment were $837 million, an increase of seven percent from the second quarter of 2014 and an increase of 18.0 percent from the third quarter of 2013. Operating profit for this segment was $229 million, or 27.4 percent of sales. EBITDA for this segment was $236 million, or 28.2 percent of sales.

Wellbore Technologies

Revenues for the third quarter of the Wellbore Technologies segment were $1.47 billion, an increase of two percent from the second quarter of 2014 and an increase of 14.0 percent from the third quarter of 2013. Operating profit for this segment was $278 million, or 18.9 percent of sales. EBITDA for this segment was $390 million, or 26.5 percent of sales.

Completion & Production Solutions

The Completion & Production Solutions segment generated revenues of $1.19 billion, an increase of six percent from the second quarter of 2014 and an increase of nine percent from the third quarter of 2013. Operating profit for this segment was $184 million, or 15.4 percent of sales. EBITDA for this segment was $242 million, or 20.3 percent of sales.

Backlog for capital equipment orders for the Company’s Completion & Production Solutions segment at September 30, 2014 was $2.09 billion, down 2.7 percent from the second quarter of 2014, and up 39.4 percent from the end of the third quarter of 2013. New orders during the quarter were $609 million.

The Company has scheduled a conference call for October 30, 2014, at 8:00 a.m. Central Time to discuss third quarter results. The call will be broadcast through the Investor Relations link on National Oilwell Varco’s web site at www.nov.com, and a replay will be available on the site for thirty days following the conference. Participants may also join the conference call by dialing 1-800-447-0521 within North America or 1-847-413-3238 outside of North America five to ten minutes prior to the scheduled start time and asking for the “National Oilwell Varco Earnings Conference Call.”

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, and the provision of oilfield services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

- more -

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,091	$3,436
Receivables, net	4,482	4,896
Inventories, net	5,464	5,603
Costs in excess of billings	1,615	1,539
Deferred income taxes	399	373
Prepaid and other current assets	619	576

Total current assets	16,670	16,423
Property, plant and equipment, net	3,377	3,408
Deferred income taxes	433	372
Goodwill	8,614	9,049
Intangibles, net	4,695	5,055
Investment in unconsolidated affiliates	356	390
Other assets	125	115

	$34,270	$34,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,259	$1,275
Accrued liabilities	3,310	2,763
Billings in excess of costs	1,809	1,771
Current portion of long-term debt and short-term borrowings	151	1
Accrued income taxes	267	556
Deferred income taxes	405	312

Total current liabilities	7,201	6,678
Long-term debt	2,995	3,149
Deferred income taxes	2,088	2,292
Other liabilities	367	363

Total liabilities	12,651	12,482

Commitments and contingencies
Stockholders’ equity:
Common stock – par value $.01; 1 billion shares authorized; 430,569,502 and 428,433,703 shares issued and outstanding at September 30, 2014 and December 31, 2013	4	4
Additional paid-in capital	9,099	8,907
Accumulated other comprehensive loss	(362)	(4)
Retained earnings	12,782	13,323

Total Company stockholders’ equity	21,523	22,230
Noncontrolling interests	96	100

Total stockholders’ equity	21,619	22,330

	$34,270	$34,812

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
Revenue:
Rig Systems	$2,659	$2,061	$2,372	$7,287	$6,053
Rig Aftermarket	837	712	785	2,372	1,933
Wellbore Technologies	1,469	1,293	1,446	4,193	3,738
Completion & Production Solutions	1,191	1,095	1,127	3,320	3,154
Eliminations	(569)	(400)	(475)	(1,441)	(1,061)

Total revenue	5,587	4,761	5,255	15,731	13,817
Gross profit	1,524	1,253	1,456	4,270	3,669
Gross profit %	27.3%	26.3%	27.7%	27.1%	26.6%
Selling, general, and administrative	535	462	511	1,519	1,351
Other items	1	(92)	32	51	37

Operating profit	988	883	913	2,700	2,281
Interest and financial costs	(26)	(26)	(27)	(79)	(84)
Interest income	4	2	5	13	8
Equity income in unconsolidated affiliates	9	13	23	42	47
Other income (expense), net	9	(11)	(21)	(12)	(15)

Income before income taxes	984	861	893	2,664	2,237
Provision for income taxes	283	263	284	806	686

Income from continuing operations	701	598	609	1,858	1,551
Income from discontinued operations	—	38	11	52	116

Net income	701	636	620	1,910	1,667
Net income (loss) attributable to noncontrolling interests	2	—	1	3	(2)

Net income attributable to Company	$699	$636	$619	$1,907	$1,669

Per share data:
Basic:
Income from continuing operations	$1.63	$1.40	$1.42	$4.34	$3.64

Income from discontinued operations	$—	$0.09	$0.03	$0.12	$0.28

Net income attributable to Company	$1.63	$1.49	$1.45	$4.46	$3.92

Diluted:
Income from continuing operations	$1.62	$1.40	$1.42	$4.31	$3.62

Income from discontinued operations	$—	$0.09	$0.02	$0.12	$0.28

Net income attributable to Company	$1.62	$1.49	$1.44	$4.43	$3.90

Weighted average shares outstanding:
Basic	429	426	428	428	426

Diluted	431	428	430	430	428

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
Revenue:
Rig Systems	$2,659	$2,061	$2,372	$7,287	$6,053
Rig Aftermarket	837	712	785	2,372	1,933
Wellbore Technologies	1,469	1,293	1,446	4,193	3,738
Completion & Production Solutions	1,191	1,095	1,127	3,320	3,154
Eliminations	(569)	(400)	(475)	(1,441)	(1,061)

Total revenue	$5,587	$4,761	$5,255	$15,731	$13,817

Operating profit:
Rig Systems	$533	$392	$501	$1,485	$1,157
Rig Aftermarket	229	202	217	637	533
Wellbore Technologies	278	206	269	771	609
Completion & Production Solutions	184	176	158	485	511
Unallocated expenses and eliminations	(235)	(185)	(200)	(627)	(492)

Total operating profit (before other items)	$989	$791	$945	$2,751	$2,318

Operating profit %:
Rig Systems	20.0%	19.0%	21.1%	20.4%	19.1%
Rig Aftermarket	27.4%	28.4%	27.6%	26.9%	27.6%
Wellbore Technologies	18.9%	15.9%	18.6%	18.4%	16.3%
Completion & Production Solutions	15.4%	16.1%	14.0%	14.6%	16.2%
Total operating profit % (before other items)	17.7%	16.6%	18.0%	17.5%	16.8%

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
Operating profit excluding other items (Note 1):
Rig Systems	$533	$392	$501	$1,485	$1,157
Rig Aftermarket	229	202	217	637	533
Wellbore Technologies	278	206	269	771	609
Completion & Production Solutions	184	176	158	485	511
Unallocated expenses and eliminations	(235)	(185)	(200)	(627)	(492)

Total operating profit excluding other items	$989	$791	$945	$2,751	$2,318

Depreciation & amortization:
Rig Systems	$21	$19	$22	$65	$57
Rig Aftermarket	7	6	7	20	18
Wellbore Technologies	112	111	108	328	313
Completion & Production Solutions	58	51	53	166	155
Unallocated expenses and eliminations	—	—	—	—	—

Total depreciation & amortization	$198	$187	$190	$579	$543

Operating profit as adjusted before depreciation & amortization (Note 1):
Rig Systems	$554	$411	$523	$1,550	$1,214
Rig Aftermarket	236	208	224	657	551
Wellbore Technologies	390	317	377	1,099	922
Completion & Production Solutions	242	227	211	651	666
Unallocated expenses and eliminations	(235)	(185)	(200)	(627)	(492)

Total operating profit as adjusted before depreciation & amortization	$1,187	$978	$1,135	$3,330	$2,861

Operating profit % as adjusted before depreciation & amortization (Note 1):
Rig Systems	20.8%	19.9%	22.0%	21.3%	20.1%
Rig Aftermarket	28.2%	29.2%	28.5%	27.7%	28.5%
Wellbore Technologies	26.5%	24.5%	26.1%	26.2%	24.7%
Completion & Production Solutions	20.3%	20.7%	18.7%	19.6%	21.1%
Total operating profit % as adjusted before depreciation & amortization	21.2%	20.5%	21.6%	21.2%	20.7%
Total operating profit as adjusted before depreciation & amortization:	$1,187	$978	$1,135	$3,330	$2,861
Other items	(1)	92	(32)	(51)	(37)
Interest income	4	2	5	13	8
Equity income in unconsolidated affiliates	9	13	23	42	47
Other income (expense), net	9	(11)	(21)	(12)	(15)
Net income (loss) attributable to noncontrolling interest	(2)	—	(1)	(3)	2

EBITDA (Note 1)	$1,206	$1,074	$1,109	$3,319	$2,866

Reconciliation of EBITDA (Note 1):
GAAP net income attributable to Company	$699	$636	$619	$1,907	$1,669
Income from discontinued operations	—	(38)	(11)	(52)	(116)
Provision for income taxes	283	263	284	806	686
Interest expense	26	26	27	79	84
Depreciation and amortization	198	187	190	579	543

EBITDA	1,206	1,074	1,109	3,319	2,866
Other items	1	(92)	32	51	37

EBITDA excluding other items (Note 1)	$1,207	$982	$1,141	$3,370	$2,903

NATIONAL OILWELL VARCO, INC.

OPERATING (NON-GAAP) DILUTED EARNINGS PER SHARE RECONCILIATION (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2014	2013	2014	2014	2013
Net income attributable to Company	$1.62	$1.49	$1.44	$4.43	$3.90
Income from discontinued operations	—	(0.09)	(0.02)	(0.12)	(0.28)

Income from continuing operations	1.62	1.40	1.42	4.31	3.62
Other items	—	(0.16)	0.05	0.07	0.05
Amortization of intangible assets	0.14	0.14	0.14	0.43	0.42

Operating (non-GAAP)	$1.76	$1.38	$1.61	$4.81	$4.09

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on are: (i) revenue excluding other items, (ii) operating profit excluding other items, (iii) operating profit percentage excluding other items, (iv) operating profit excluding other items before depreciation & amortization, (v) operating profit percentage excluding other items before depreciation & amortization (vi) EBITDA and (vii) Operating (non-GAAP) per fully diluted share. Each of these financial measures excludes the impact of certain other items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Jeremy Thigpen, (713) 346-7301
Jeremy.Thigpen@nov.com